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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 15, 1999, except for the second to the last paragraph of Note 12, as to which the date is March 10, 1999, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-74403) and related Prospectus of Interliant, Inc. (formerly known as Sage Networks, Inc.) for the registration of 7,000,000 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts

June 3, 1999